EXHIBIT 99.1

To 8-K dated January 23, 2006

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

William R. Hahl

Executive Vice President/

Chief Financial Officer

 (772) 221-2825

SEACOAST REPORTS NET INCOME PER SHARE OF

$0.34 FOR THE QUARTER, UP 41.1 PERCENT FROM THE PRIOR YEAR AND $1.24 PER SHARE FOR THE FULL YEAR

STUART, FL., January 23, 2006 – Seacoast Banking Corporation of Florida (NASDAQ-NMS:  SBCF), a bank holding company whose principal subsidiary is First National Bank and Trust Company of the Treasure Coast, today reported net income totaling $5,833,000 or $0.34 diluted earnings per share (“DEPS”) for the fourth quarter of 2005, compared to $3,700,000 or $0.24 for the fourth quarter a year ago.  For the year 2005, net income totaled $20.8 million, or $1.24 DEPS, an increase of 30.5 percent from $0.95 DEPS earned in 2004.

Cash operating earnings per diluted share was $1.27 for the year, up 29.6 percent from the annual results for 2004.  (The Company believes that cash operating earnings, which excludes the after tax impact of noncash interest rate swap fair value changes and noncash amortization expense, is a better measurement of the Company’s trend in earnings growth.  Net cash payments and receipts from the interest rate swap have been immaterial for the periods presented.  The Company terminated the interest rate swap that did not qualify for hedge accounting under FAS 133 in the second quarter of 2005.)

“Our fourth quarter results benefited from the positive impacts of continued growth including particularly robust loan production, which increased net interest income and produced continued margin expansion.  We finished the year with strong operating results and significant momentum, which we believe will continue to produce benefits helpful in meeting potential interest rate and other economic challenges in the coming year,” commented Dennis S. Hudson, III, Chairman and Chief Executive Officer.  “Seacoast ended 2005 with excellent credit quality, positive trends for all loan portfolio segments, and a growing customer base with commercial account additions particularly strong.”

Highlights for the fourth quarter 2005 include:

•

Net income was $0.34 DEPS, up 41.7 percent over 2004;

•

Return on average assets (ROA) was 1.10 percent, compared to fourth quarter 2004 ROA of 0.97 percent;

•

Return on average equity remained strong at 14.96 percent versus 13.38 percent in the same quarter in 2004, and return on average tangible equity using cash operating earnings totaled 19.48 percent for the fourth quarter, up from 14.79 percent last year;

•

Net interest margin of 4.04 percent which represented an increase from the 4.01 percent achieved in the third quarter of 2005, and was higher than the fourth quarter 2004’s result of 3.88 percent;

•

Loan outstandings for the fourth quarter totaled $1.290 billion, increasing 23.7 percent annualized from the third quarter 2005 and up $390 million or 43.4 percent from December 31, 2004;

•

While the Fed raised interest rates 200 basis points over the last twelve months, the cost for interest bearing deposits increased only 70 basis points to 2.05 percent:

•

Compared to the third quarter, average interest bearing deposits increased $48.1 million or 3.8 percent;

•

Fees from investment management services grew $60,000 compared to the fourth quarter 2004, or 5.1 percent, and were up 9.4 percent for the full year;

•

Nonperforming assets to loans and other real estate owned totaled 0.03 percent, a decline from 0.16 percent for 2004;

Growth in the balance sheet and a favorable overall change in earning asset mix resulting from the intended transformation of the loan portfolio continue to produce solid growth in net interest income and the margin. Loans now comprise 64.7 percent of earning assets, up from 58.5 percent a year earlier, with floating rate assets comprising 34.0 percent at year-end 2005 compared to 22.1 percent a year earlier.  Net interest income increased $972,000 or 5.1 percent on a linked quarter basis in the fourth quarter, and 20.4 percent annualized.  For the full year, net interest income totaled $72.2 million, up $19.4 million or 36.8 percent.

Positively impacting the full year’s results was the Company’s acquisition of Century National Bank (“Century”) on April 30, 2005, which added $107 million in loans and $304 million in deposits.  Century’s deposit mix remains favorable with 35.8 percent of deposits comprised of noninterest bearing demand deposits at year end, reflecting continued success in the Orlando market.  Increases in short-term interest rates and continued growth have resulted in strong margin expansion at Century.

While interest rates have increased a total of 325 basis points since the Fed began raising rates, the Company’s overall deposit mix has allowed average cost of deposits to remain low.  Total cost of deposits, including noninterest bearing demand deposits, increased only 51 basis points over the prior year to 1.54 percent.  Average interest bearing deposits were up $344 million or 34.9 percent over the past year and increased $48 million or 3.8 percent linked quarter for the three months ended December 31, 2005.  Ending noninterest bearing demand deposits now comprise 26.5 percent of total deposits, up from 25.1 percent a year ago. Total deposits increased to $1.784 billion or 30 percent from the prior year-end.

The Company’s loan-to-deposit ratio, currently 72.3 percent, is up from 65.5 percent in the prior year. Continued favorable economic conditions and loan growth may allow for further increase in the loan-to-deposit ratio and an improvement in the net interest margin during 2006.

The Company’s expansion into Palm Beach County with a total of 5 offices, the loan production office for Brevard County, and the acquisition of Century National in Orlando has contributed to overall loan growth, as well as an improved loan mix and lending capacity over the past twelve months.  Total loans outstanding in these new markets grew to $396 million at year end.  This market expansion has provided the Company with greater opportunities to profitably grow the loan portfolio and low-cost deposits, which has in turn contributed to gains in net interest income and the margin.

In November 2005, the Company signed a definitive merger agreement to acquire Big Lake Financial Corporation.  Big Lake, headquartered in Okeechobee, Florida, will add approximately $312 million in assets, $200 million in loans and $286 million in deposits, as well as nine offices in six Central Florida counties where it is the region’s largest community bank.  This acquisition is expected to be slightly accretive to earnings without any cost reductions or revenue enhancements.

Noninterest expenses totaled $15.7 million, an increase of 8.6 percent annualized from the third quarter 2005.  The fourth quarter overhead ratio improved to 62.6 percent from the third quarter’s 63.2 percent and the prior year’s ratio of 65.0 percent.  The growth in full year noninterest expenses is a result of increased wages, benefits, occupancy, marketing and other overhead due to the addition of branches and personnel in the Palm Beach and Brevard County markets, the acquisition of Century, as well as higher commissions, stock awards and other incentive compensation related to the Company's improved performance.  Salary and wages for the most recent quarter were impacted by additional expenses related to the Company assisting employees in dealing with their individual losses as a result of Hurricane Wilma which affected the Company’s Treasure Coast market in October.  This added approximately $180,000 to salary and wages in the fourth quarter.    Also impacting the most recent quarter was higher stock-based incentive costs related to improved performance in the Orlando market.

Noninterest income, excluding securities gains and losses and profits and losses on the interest rate swap, increased 8.5 percent for the year.  This growth was led by service charges on deposit accounts, debit card and other EFT transactions, which grew 13.6 percent, with lower growth for the year in revenues from mortgage banking operations, marine finance fees and investment management services.   While mortgage banking production totaled $206 million in 2005 compared to $224 million in 2004, more of the production was retained in the bank’s loan portfolio and not sold which reduced mortgage banking revenues.  The marine finance division was impacted by higher energy costs and the hurricanes during the year which significantly disrupted sales opportunities at major boat shows in the Florida market.   Mortgage banking fees were particularly soft in the most recent quarter due to lower production, while Marine fees improved to a record $806,000.

Net charge-offs for the year 2005 totaled $135,000, compared to $562,000 for 2004.  Nonperforming loans declined as well, by $1,075,000, and now total only $372,000.  Improvement in credit quality continued to positively impact the loan loss provision for both the year and quarter.

Seacoast will host a conference call on Tuesday, January 24 at 10:00 a.m. (Eastern Time) to discuss the earnings results and business trends.  Investors may call in (toll-free) by dialing (800) 640-9765 (access code: 13662120; leader: Dennis Hudson).  Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net under “Presentations”.  A replay of the call will be available beginning the afternoon of January 24 by dialing (877) 213-9653 (domestic), using the passcode 13662120.

Seacoast Banking Corporation of Florida has approximately $2.1 billion in assets.  It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

- continued -

- continued -

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about the benefits and timing of the merger between Seacoast and Big Lake, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger, as well as statements with respect to Seacoast’s and Big Lake’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and sensitivities; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses of Seacoast and Big Lake will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; the risk of obtaining necessary governmental approvals of the merger on the proposed terms and schedule; the potential failure of Big Lake’s shareholders to approve the merger; increased competitive pressures and solicitations of Big Lake’s customers by competitors; as well as the difficulties and risks inherent with entering the Central Florida market.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2004 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Other Important Information About this Press Release

Big Lake’s shareholders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information about Seacoast, Big Lake and the proposed transaction.  Big Lake’s shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Seacoast and Big Lake, without charge, at the SEC’s Internet website at http://www.sec.gov.  Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference into, or otherwise referred to in, the proxy statement/prospectus can also be obtained, without charge, by directing a written request to Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994, Attention: Office of the Secretary, or to Big Lake Financial Corporation, 1409 South Parrott Avenue, Okeechobee, Florida 34974, Attention:  President.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, shares of Seacoast’s common stock, or the solicitation of any proxies from Big Lake’s shareholders.

- continued -

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Twelve Months Ended
(Dollars in thousands,	December 31,		December 31,
except per share data)	2005	2004	2005	2004

Summary of Earnings
Net income (GAAP)	$ 5,833	$3,700	$20,759	$14,922
Amortization of core deposit premium	77	--	346	--
Net interest rate swap (profits) losses	--	287	173	456
Cash operating earnings*	$ 5,910	$3,987	$21,278	$15,378

Net interest income (1)	20,062	14,158	72,297	52,907

Performance Ratios
Return on average assets (2), (3)
Using GAAP earnings	1.10%	0.97%	1.07%	1.05%
Using cash operating earnings* on average tangible assets	1.13	1.04	1.11	1.08
Return on average
shareholders' equity (2), (3)
Using GAAP earnings	14.96	13.38	14.95	13.75
Using cash operating earnings* on average tangible equity	19.48	14.79	18.45	14.54
Net interest margin (1), (2)	4.04	3.88	3.97	3.89

Per Share Data
Net income diluted (GAAP)	$ 0.34	$0.24	$1.24	$0.95
Amortization of core deposit premium	--	--	0.02	--
Net interest rate swap (profits) losses	--	0.02	0.01	0.03
Cash operating earnings* diluted	$ 0.34	$0.26	$1.27	$0.98
Net income basic (GAAP)	0.35	0.24	1.27	0.97
Cash dividends declared	0.15	0.14	0.58	0.54

(1)  Calculated on a fully taxable equivalent basis using amortized cost.

(2)  These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.

*

The Company believes that cash operating earnings excluding the impacts of noncash interest rate swap fair value changes and amortization of core deposit intangible is a better measurement of the Company’s trend in earnings growth.  Net cash payments and receipts from the interest rate swap have not been material for the periods presented.

FINANCIAL HIGHLIGHTS	(Unaudited)	(continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		December 31,		Increase/
		2005	2004	(Decrease)
Credit Analysis
Net charge-offs year-to-date		$135	$562	(76.0)
Net charge-offs to average loans		0.01%	0.07%	(85.7)
Loan loss provision year-to-date		$1,317	$1,000	31.7
Allowance to loans at end of period		0.70%	0.73%	(4.1)
Nonperforming assets		$372	$1,447	(74.3)
Nonperforming assets to loans and other
real estate owned at end of period		0.03%	0.16%	(81.3)

Selected Financial Data
Total assets		$2,132,174	$1,615,876	32.0
Securities – Available for sale (at fair value)		401,152	395,207	1.5
Securities – Held for investment (at amortized cost)		150,072	198,551	(24.4)
Net loans		1,280,989	892,949	43.5
Deposits		1,784,219	1,372,466	30.0
Shareholders' equity		152,720	108,212	41.1
Book value per share		8.94	7.00	27.7
Tangible book value per share		6.95	6.85	1.5
Average shareholders' equity
to average assets		7.17%	7.63%	(6.0)

Average Balances (Year-to-Date)
Total assets		$1,937,361	$1,422,992	36.1
Less: Intangible assets		23,573	2,802	741.3
Total average tangible assets		$1,913,788	$1,420,190	34.8

Total equity		$138,875	$108,552	27.9
Less: Intangible assets		23,573	2,802	741.3
Total average tangible equity		$115,302	$105,750	9.0

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Twelve months Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2005	2004	2005	2004

Interest on securities:
Taxable	$5,482	$4,459	$21,752	$18,245
Nontaxable	15	18	66	103
Interest and fees on loans	21,564	13,404	72,958	48,411
Interest on federal funds sold and interest bearing deposits	1,531	227	3,624	293
Total Interest Income	28,592	18,108	98,400	67,052

Interest on deposits	2,998	1,228	9,095	3,997
Interest on time certificates	3,863	2,115	12,225	8,159
Interest on borrowed money	1,694	638	4,895	2,122
Total Interest Expense	8,555	3,981	26,215	14,278

Net Interest Income	20,037	14,127	72,185	52,774
Provision for loan losses	330	450	1,317	1,000
Net Interest Income After Provision for Loan Losses	19,707	13,677	70,868	51,774

Noninterest income:
Service charges on deposit accounts	1,327	1,077	5,022	4,479
Trust income	605	639	2,573	2,250
Mortgage banking fees	290	347	1,810	1,824
Brokerage commissions and fees	627	533	2,562	2,442
Marine finance fees	806	600	3,068	2,997
Debit card income	416	347	1,714	1,344
Other deposit based EFT fees	94	123	417	476
Merchant income	530	454	2,230	1,962
Interest rate swap profits (losses)	--	(441)	(267)	(701)
Other income	394	338	1,388	1,389
	5,089	4,017	20,517	18,462
Securities gains (losses), net	50	18	128	44
Total Noninterest Income	5,139	4,035	20,645	18,506

Noninterest expenses:
Salaries and wages	6,730	5,007	23,783	19,119
Employee benefits	1,575	1,080	6,313	5,031
Outsourced data processing	1,609	1,380	6,477	5,716
Occupancy expense	1,388	1,014	5,126	4,229
Furniture and equipment expense	525	439	2,121	1,919
Marketing expense	689	630	3,194	2,465
Legal and professional fees	765	806	2,595	1,843
FDIC assessments	56	45	225	171
Amortization of intangibles	119	--	533	--
Other expense	2,282	1,706	8,733	6,788
Total Noninterest Expenses	15,738	12,107	59,100	47,281

Income Before Income Taxes	9,108	5,605	32,413	22,999
Provision for income taxes	3,275	1,905	11,654	8,077

Net Income	$5,833	$3,700	$20,759	$14,922

Per share common stock:
Net income diluted	$0.34	$0.24	$1.24	$0.95
Net income basic	0.35	0.24	1.27	0.97
Cash dividends declared	0.15	0.14	0.58	0.54

Average diluted shares outstanding	17,287,715	15,697,957	16,749,386	15,745,445
Average basic shares outstanding	16,883,719	15,281,941	16,361,196	15,335,731

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	December 31,
(Dollars in thousands, except per share data)	2005	2004

Assets
Cash and due from banks	$67,373	$44,920

Federal funds sold and interest bearing deposits	153,120	44,758

Securities:
Available for sale (at fair value)	401,152	395,207
Held for investment (at amortized cost)	150,072	198,551
Total Securities	551,224	593,758

Loans available for sale	2,440	2,346

Loans	1,289,995	899,547
Less: Allowance for loan losses	(9,006)	(6,598)
Net Loans	1,280,989	892,949

Bank premises and equipment	22,218	18,965
Intangible assets	33,973	2,774
Other assets	20,837	15,406
	$2,132,174	$1,615,876

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$472,996	$345,122
Savings deposits	882,031	669,059
Other time deposits	256,484	238,188
Time certificates of $100,000 or more	172,708	120,097
Total Deposits	1,784,219	1,372,466

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	96,786	86,919
Other borrowings	86,723	39,912
Other liabilities	11,726	8,367
	1,979,454	1,507,664

Shareholders' Equity
Preferred stock	--	--
Common stock	1,710	1,710
Additional paid in capital	46,116	26,950
Retained earnings	112,413	101,501
Restricted stock awards	(3,447)	(3,333)
Treasury stock	(218)	(16,172)
	156,574	110,656
Accumulated other comprehensive loss	(3,854)	(2,444)
Total Shareholders’ Equity	152,720	108,212
	$2,132,174	$1,615,876

Common Shares Outstanding	17,084,315	15,468,357

Note:  The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarters
	2005				Last 12
(Dollars in thousands, except per share data)	Fourth	Third	Second	First	Months

Net income (GAAP)	$5,833	$5,565	$5,475	$3,886	$20,759
Amortization of core deposit premium	77	118	144	7	346
Net income rate swap (profits) losses	--	--	(162)	335	173
Cash operating earnings*	$5,910	$5,683	$5,457	$4,228	$21,278

Operating Ratios
Return on average assets (GAAP) (2),(3)
Using GAAP earnings	1.10%	1.09%	1.13%	0.94%	1.07%
Using cash operating earnings* on average tangible assets	1.13	1.14	1.14	1.03	1.11
Return on average shareholders' equity (GAAP) (2),(3)
Using GAAP earnings	14.96	14.59	16.07	14.08	14.95
Using cash operating earnings* on average tangible equity	19.48	19.50	18.87	15.69	18.45

Net interest margin (1),(2)	4.04	4.01	3.91	3.90	3.97
Average equity to average assets	7.35	7.50	7.03	6.69	7.17

Credit Analysis
Net charge-offs (recoveries)	$(32)	$(35)	$15	$187	$135
Net charge-offs (recoveries) to average loans	(0.01)%	(0.01)%	0.01%	0.08%	0.01%
Loan loss provision	$330	$280	$269	$438	$1,317
Allowance to loans at end of period	0.70%	0.71%	0.73%	0.70%
Nonperforming assets	$372	$325	$200	$1,040
Nonperforming assets to loans and other real estate owned at end of period	0.03%	0.03%	0.02%	0.11%
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	0.06	0.03	0.02	0.11

Per Share Common Stock
Net income diluted (GAAP)	$0.34	$0.32	$0.33	$0.25	$1.24
Amortization of core deposit premium	--	0.01	0.01	--	0.02
Net interest rate swap (profit) losses	--	--	(0.01)	0.02	0.01
Cash operating earnings* diluted	$0.34	$0.33	$0.33	$0.27	$1.27

Net income basic (GAAP)	$0.35	$0.33	$0.33	$0.25	$1.27
Cash dividends declared	0.15	0.15	0.14	0.14	0.58
Book value per share	8.94	8.76	8.63	7.04

Average Balances
Total assets	$2,103,978	$2,017,521	$1,945,079	$1,677,295
Less: Intangible assets	34,337	35,676	20,627	3,176
Total average tangible assets	$2,069,641	$1,981,845	$1,924,452	$1,674,119

Total equity	$154,681	$151,299	$136,659	$112,257
Less: Intangible assets	34,337	35,676	20,627	3,176
Total average tangible equity	$120,344	$115,623	$116,032	$109,081

 (1) Calculated on a fully taxable equivalent basis using amortized cost.

(2) These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income.

*

The Company believes that cash operating earnings excluding the impacts of noncash interest rate swap fair value changes and amortization of core deposit intangible is a better measurement of the Company’s trend in earnings growth.  Net cash payments and receipts from the interest rate swap have not been material for the periods presented.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited) (continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

SECURITIES	December 31, 2005	December 31, 2004

U.S. Treasury and U. S. Government Agencies	$71,189	$20,656
Mortgage-backed	319,906	366,806
Other securities	10,057	7,745
Securities Available for Sale	401,152	395,207

U.S. Treasury and U. S. Government Agencies	5,000	4,999
Mortgage-backed	143,877	192,128
Obligations of states and political subdivisions	1,195	1,424
Securities Held for Investment	150,072	198,551
Total Securities	$551,224	$593,758

LOANS	December 31, 2005	December 31, 2004

Construction and land development	$427,440	$252,329
Real estate mortgage	680,653	498,692
Installment loans to individuals	82,942	81,831
Commercial and financial	98,653	66,240
Other loans	307	455
Total Loans	$1,289,995	$899,547

AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2005				2004
	Fourth Quarter	Third Quarter			Fourth Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$567,382	3.86%	$603,477	3.71%	$526,604	3.39%
Nontaxable	1,196	7.69	1,196	7.36	1,409	7.38
Total Securities	568,578	3.87	604,673	3.71	528,013	3.40

Federal funds sold and other
short-term investments	154,144	3.94	107,000	3.33	47,386	1.91

Loans, net	1,249,461	6.85	1,175,992	6.61	877,153	6.09

Total Earning Assets	1,972,183	5.76	1,887,665	5.48	1,452,552	4.97

Allowance for loan losses	(8,800)		(8,490)		(6,594)
Cash and due from banks	70,150		67,683		45,680
Premises and equipment	21,674		21,397		18,879
Other assets	48,771		49,266		12,767

	$2,103,978		2,017,521		$1,523,284

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW (including Super NOW)	$137,457	0.89%	$125,211	0.67%	$84,639	0.52%
Savings deposits	152,807	0.51	163,675	0.51	166,779	0.50
Money market accounts	589,275	1.68	585,395	1.45	381,957	0.95
Time deposits	449,657	3.41	406,813	3.07	351,838	2.39
Federal funds purchased and securities sold under agreements to repurchase	94,719	3.25	79,167	2.72	71,931	1.53
Other borrowings	72,504	5.02	64,386	4.57	40,028	3.59

Total Interest-Bearing Liabilities	1,496,419	2.27	1,424,647	1.95	1,097,172	1.44

Demand deposits (noninterest-bearing)	442,534		431,476		308,654
Other liabilities	10,344		10,099		7,444
Total Liabilities	1,949,297		1,866,222		1,413,270

Shareholders' equity	154,681		151,299		110,014

	$2,103,978		2,017,521		1,523,284

Interest expense as a % of earning assets		1.72%		1.47%		1.09%
Net interest income as a % of earning assets		4.04		4.01		3.88

(1)

 On a fully taxable equivalent basis.  All yields and rates have been computed on an annualized basis using amortized cost.  Fees on loans have been included in interest on loans.  Nonaccrual loans are included in loan balances.